Exhibit 10.4

EXECUTION COPY




                        FUNDING 2 START-UP LOAN AGREEMENT


                                  1 MARCH 2007



                        PERMANENT FUNDING (NO. 2) LIMITED
                                  as Funding 2

                                       and

                                   HALIFAX plc
                       as Funding 2 Start-up Loan Provider

                                       and

                              THE BANK OF NEW YORK
                          as Funding 2 Security Trustee





                                [GRAPHIC OMITTED]

                                ALLEN & OVERY LLP

                            33775-00214 ICM:3780556.6



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                                    CONTENTS

CLAUSE                                                                     PAGE


1.       Definitions and Interpretation.......................................1
2.       The Facility.........................................................1
3.       Interest.............................................................2
4.       Repayment............................................................2
5.       Acceleration.........................................................3
6.       Payments and Limited Recourse........................................3
7.       Subordination and Security...........................................4
8.       Notices..............................................................5
9.       Taxes................................................................5
10.      Remedies and Waivers.................................................5
11.      Assignments and Transfer.............................................6
12.      Funding 2 Security Trustee as a Party................................6
13.      No Partnership.......................................................6
14.      Variation............................................................6
15.      Invalidity of any Provision..........................................6
16.      Counterparts.........................................................6
17.      Exclusion of Third Party Rights......................................6
18.      Governing Law........................................................6
19.      Submission to Jurisdiction...........................................7


Signatories...................................................................8


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THIS FUNDING 2 START-UP LOAN AGREEMENT (this AGREEMENT) is made on 1
March 2007

BETWEEN:

(1) PERMANENT FUNDING (NO. 2) LIMITED (registered number 4441772), a private limited company incorporated under the laws of England and Wales, whose registered office is at 35 Great St. Helen's, London EC3A 6AP (in its capacity as FUNDING 2);

(2) HALIFAX PLC (registered number 02367076), a public limited company incorporated under the laws of England and Wales whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG (acting in its capacity as the FUNDING 2 START-UP LOAN PROVIDER); and

(3) THE BANK OF NEW YORK, a New York banking corporation whose London branch address is at 40th Floor, One Canada Square, London E14 5AL (acting in its capacity as the FUNDING 2 SECURITY TRUSTEE).

WHEREAS:

(A) From time to time the Master Issuer will issue Notes pursuant to the Programme and lend the proceeds of such issuance to Funding 2 pursuant to the Master Intercompany Loan Agreement.

(B) In connection with the issuance of the 2007-1 Notes and the advance of the 2007-1 Loan Tranches under the Master Intercompany Loan Agreement, the Funding 2 Start-up Loan Provider has agreed to make a loan to Funding 2 on the 2007-1 Closing Date pursuant to the terms of this Agreement.

IT IS HEREBY AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

         The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated 17 October 2006 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement and this Agreement (including the Recitals hereto) shall be construed in accordance with the interpretation provisions set out in Clause 2 of the Master Definitions and Construction Schedule.

         In addition:

         2007-1 CLOSING DATE means 1 March 2007;

         2007-1 NOTES means the Notes issued by the Master Issuer on 1 March 2007; and

         2007-1 LOAN TRANCHES means the Loan Tranches advanced to Funding 2 pursuant to the Master Intercompany Loan Agreement on 1 March 2007.

2.       THE FACILITY

2.1 The Funding 2 Start-up Loan Provider grants to Funding 2 simultaneously with the issue by the Master Issuer of the 2007-1 Notes on the 2007-1 Closing Date and upon the terms and subject to the


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         conditions hereof, a sterling loan facility (the FACILITY) in an aggregate amount of (pound)[80,700,000], which shall be paid to Funding 2 as set out in Schedule 1 (the amount so granted or such part of such amount as shall be outstanding from time to time being referred to as the ADVANCE).

2.2 The Advance under this Agreement will only be used by Funding 2 for the purposes of:

         (a) funding the Funding 2 General Reserve Fund (in whole or in part); and/or

         (b) funding the payment of the fees, costs and expenses incurred by or on behalf of Funding 2 in connection with the increase in Funding 2's share of the Trust Property (and the corresponding decrease in the Seller's share of the Trust Property) on the 2007-1 Closing Date; and/or

         (c) funding the payment of the fees, costs and expenses payable or incurred by or on behalf of Funding 2 under the Master Intercompany Loan Agreement which relate to the costs of issue of the 2007-1 Notes.

3.       INTEREST

3.1 The Advance and any interest capitalised pursuant to Clause 3.4 will bear interest from (and including) the 2007-1 Closing Date until the Advance (and all accrued interest thereon) is repaid in full at a rate of (a) LIBOR for three-month sterling deposits (determined, as if such rates were the Relevant Screen Rate, in accordance with Clause 7.2(a) of the Master Intercompany Loan Agreement or, if such rates are unavailable, the alternative rate determined in accordance with Clause 7.2(a) of the Master Issuer Intercompany Loan Agreement) plus (i) until the Funding 2 Interest Payment Date occurring in January 2013, a margin of 0.25 per cent. per annum and (ii) from (and including) the Funding 2 Interest Payment Date occurring in January 2013, a margin of 0.50 per cent. per annum or (b) in the case of the rate to the first Funding 2 Interest Payment Date after the 2007-1 Closing Date, the linear interpolation of LIBOR for one-month sterling deposits and LIBOR for two-months sterling deposits (determined, as if such rates were the Relevant Screen Rate, in accordance with Clause 7.2(a) of the Master Intercompany Loan Agreement or, if such rates are unavailable, the alternative rate determined in accordance with Clause 7.2(a) of the Master Intercompany Loan Agreement) plus a margin of 0.25 per cent. per annum.

3.2 Subject to Clauses 6.2 and 6.3, interest on the Advance and any interest capitalised pursuant to Clause 3.4 will be payable in arrear on each Funding 2 Interest Payment Date in accordance with the Funding 2 Priority of Payments.

3.3 Interest shall be calculated by reference to any Interest Period on the basis of the actual number of days elapsed and a 365 day year.

3.4 Any interest accrued in respect of an Interest Period but not paid on the Funding 2 Interest Payment Date relating thereto shall be capitalised forthwith.

4.       REPAYMENT

4.1 Funding 2 shall make repayments of all or any part of the Advance (including any interest capitalised pursuant to Clause 3.4) on each Funding 2 Interest Payment Date if, and to the extent that, there are Funding 2 Available Revenue Receipts available therefor after making the payments and provisions referred to in paragraphs (a) to (q) of the Funding 2 Pre-Enforcement Revenue Priority of Payments, until the Advance (including any interest capitalised pursuant to Clause 3.4) and any accrued but unpaid interest thereon has been fully repaid.


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4.2      The Cash Manager is responsible, pursuant to the Cash Management
         Agreement, for determining the amount of Funding 2 Available Revenue Receipts as at the fourth Business Day prior to each Funding 2 Interest Payment Date and each determination so made shall (in the absence of negligence, wilful default, bad faith or manifest error) be final and binding on the Funding 2 Start-up Loan Provider.

4.3 Subject to Clauses 5, 6.2, 6.3 and 7.2, on any Funding 2 Interest Payment Date on which the Master Intercompany Loan has been repaid in full, Funding 2 shall, subject to the Funding 2 Deed of Charge, immediately repay the Advance (including any interest capitalised pursuant to clause 3.4) and pay any accrued but unpaid interest thereon.

4.4 The Funding 2 Start-up Loan Provider hereby acknowledges that from time to time Funding 2 may enter into New Start-up Loan Agreements with New Start-up Loan Providers and that the obligation of Funding 2 to repay the Funding 2 Start-up Loan and any New Start-up Loan will at all times rank pari passu and the Funding 2 Start-up Loan and any New Start-up Loan will be paid pro rata between themselves. The Funding 2 Start-up Loan Provider further acknowledges that the Funding 2 Pre-Enforcement Revenue Priority of Payments and the Funding 2 Post-Enforcement Priority of Payments set out in Parts 1 and 3 of Schedule 4 to the Funding 2 Deed of Charge respectively will be amended to reflect the entry by Funding 2 into any New Start-up Loan Agreements and related agreements from time to time and agrees to execute such documents as are necessary or required by the Funding 2 Security Trustee for the purpose of including the Funding 2 Start-up Loan Provider and any New Start-up Loan Provider and the Master Issuer and any New Issuer (and any other relevant party) in the Transaction Documents to effect those amendments.

5.       ACCELERATION

         If any Master Intercompany Loan Acceleration Notice is served, the Facility shall be cancelled and the Advance (including any interest capitalised pursuant to Clause 3.4) and any accrued and unpaid interest shall, subject to the Funding 2 Deed of Charge, become immediately due and payable.

6.       PAYMENTS AND LIMITED RECOURSE

6.1 All payments to be made hereunder by Funding 2 shall be made in sterling in immediately available cleared funds to the Funding 2 Start-up Loan Provider's account (sort code 11-05-90, account number 00000000, account name: Halifax plc) (or such other account as the Funding 2 Start-up Loan Provider may have specified in writing to Funding 2 for this purpose). If any sum falls due hereunder otherwise than on a Business Day, it shall be paid on the next succeeding Business Day.

6.2 Prior to service of any Master Intercompany Loan Acceleration Notice or repayment in full of the Master Intercompany Loan, amounts of principal, interest and any other amounts due hereunder shall be paid only in accordance with Clauses 6.3 and 6.4 and Part 1 of Schedule 4 of the Funding 2 Deed of Charge.

6.3 If, upon the Advance becoming due and payable pursuant to Clause or Clause 5, Funding 2 has insufficient funds available to meet its obligations hereunder in full on such date then:

         (a) Funding 2 shall utilise its funds on such date to the extent available in making payments to the Funding 2 Start-up Loan Provider to repay the Advance (including any interest capitalised pursuant to Clause 3.4) and accrued and unpaid interest thereon; and

         (b) the obligations of Funding 2 to pay the shortfall together with any amounts falling due and payable thereafter shall, on any day, be limited to the available funds acquired by Funding 2 subsequent to such date, together with (where applicable, following the enforcement of the security under the Funding 2 Deed of Charge) the proceeds of the enforcement of the


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               security, in each case available to be paid to the Funding 2
               Start-up Loan Provider pursuant to Clauses 6 and 7 of the Funding 2 Deed of Charge,

         provided that the Funding 2 Start-up Loan Provider shall not release Funding 2 from Funding 2's obligation to pay the remaining amount that would have been due under this Agreement had this Clause 6.3 not applied and provided further that this Clause 6.3 shall be subject to Clause 7.1.

7.       SUBORDINATION AND SECURITY

7.1 The parties hereby agree that the Advance shall be subordinated to, inter alia, payments of principal and interest on any Master Intercompany Loan, and all other payments or provisions ranking in priority to payments to be made to the Funding 2 Start-up Loan Provider under this Agreement, in each case in accordance with the priority of payments or as provided in Clauses 6 and 7 and Schedule 4 of the Funding 2 Deed of Charge.

7.2 The Funding 2 Start-up Loan Provider further agrees that, without prejudice to Clause 7 of the Funding 2 Deed of Charge, its rights against Funding 2 under this Agreement are limited to the extent that Funding 2 has sufficient assets to meet its claims or any part thereof having taken into account all other liabilities, both actual and contingent, of Funding 2 which pursuant to the Funding 2 Deed of Charge rank pari passu with or in priority to its liabilities to the Funding 2 Start-up Loan Provider under this Agreement and so that Funding 2 shall not be obliged to make any payment to the Funding 2 Start-up Loan Provider hereunder if and to the extent that the making of such payment would cause Funding 2 to be or become unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 (as amended). However, if there are sufficient Funding 2 Available Revenue Receipts available and Funding 2 does not repay the Advance when due in accordance with the terms hereof, such non-repayment will constitute an event of default under this Agreement.

7.3 Funding 2 undertakes that its obligations to the Funding 2 Start-up Loan Provider hereunder shall at all times be secured by the Funding 2 Deed of Charge.

7.4 The Funding 2 Start-up Loan Provider hereby undertakes to be bound by the terms of the Funding 2 Deed of Charge and the Cash Management Agreement and in particular acknowledges that all of Funding 2's right, title, benefit and interest in this Agreement has been assigned to the Funding 2 Security Trustee under the Funding 2 Deed of Charge and agrees that on enforcement of the security created by the Funding 2 Deed of Charge, all amounts of principal, interest and any other amounts due hereunder shall rank in the order of priority set out in Funding 2 Post-Enforcement Priority of Payments.

7.5 The Funding 2 Start-up Loan Provider further covenants that, except as permitted under Clause 5.3(b) of the Funding 2 Deed of Charge, it will not set off or claim to set off the Advance or any interest thereon or any part of either thereof against any liability owed by it to Funding 2.

7.6 The Funding 2 Start-up Loan Provider undertakes that it will not, prior to the second anniversary of the date on which the last Notes are redeemed in full, take any corporate action or other steps (including, without limitation, the filing of documents with the court or the service of a notice of intention to appoint an administrator) or legal proceedings for the winding up, dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer of Funding 2 or of any or all of the revenues and assets of Funding 2 nor participate in any ex parte proceedings nor seek to enforce any judgment against Funding 2, except as permitted under the provisions of the Funding 2 Deed of Charge.


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8.       NOTICES

         Any notices to be given pursuant to this Agreement or to any of the parties hereto shall be sufficiently served if sent by prepaid first class post or by facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when dispatched, (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a London Business Day or on the next London Business Day if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

         (a) in the case of Funding 2: to Permanent Funding (No. 2) Limited, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44 (0)20 7398 6325) for the attention of the Secretary with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

         (b) in the case of the Funding 2 Start-up Loan Provider: to Halifax plc, Trinity Road (LP/3/3/SEC), Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 113 235 7511) for the attention of the Head of Mortgage Securitisation, with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds; and

         (c) in the case of the Funding 2 Security Trustee: to The Bank of New York, 48th Floor, One Canada Square, London E14 5AL, (facsimile number +44 (0)20 7964 6339) for the attention of Global Structured Finance - Corporate Trust, or to such other address or facsimile number as may from time to time be notified by any party to the other by written notice in accordance with the provisions of this Clause 8.

9.       TAXES

9.1 All payments to be made by Funding 2 to the Funding 2 Start-up Loan Provider hereunder shall be made free and clear of and without deduction or withholding for or on account of Tax unless Funding 2 is required by law to make such a payment subject to the deduction or withholding of Tax, in which case Funding 2 shall promptly upon becoming aware thereof notify the Funding 2 Start-up Loan Provider of such obligation, and shall make such payments subject to such deduction or withholding of Tax which it is required to make.

9.2 If Funding 2 makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Funding 2 Start-up Loan Provider, within thirty days after such payment falls due to the applicable authority, any original receipt (or a certified copy thereof) issued by such authority evidencing such payment.

10.      REMEDIES AND WAIVERS

         No failure by the Funding 2 Start-up Loan Provider to exercise, nor any delay by the Funding 2 Start-up Loan Provider in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.


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11.      ASSIGNMENTS AND TRANSFER

11.1 Funding 2 (other than in respect of any assignment by way of security pursuant to the Funding 2 Deed of Charge) may not assign and/or transfer any of its rights and/or obligations under this Agreement.

11.2 If there is any change in the identity of the Funding 2 Security Trustee pursuant to the terms of the Funding 2 Deed of Charge, the Funding 2 Start-up Loan Provider and Funding 2 shall execute such documents and take such actions as the new Funding 2 Security Trustee and the outgoing Funding 2 Security Trustee (as the case may be) may reasonably require for the purpose of vesting in the new Funding 2 Security Trustee the rights and obligations of the outgoing Funding 2 Security Trustee and releasing the outgoing Funding 2 Security Trustee (as the case may be) from its future obligations under this Agreement.

12.      FUNDING 2 SECURITY TRUSTEE AS A PARTY

         The Funding 2 Security Trustee has agreed to become a party to this Agreement for the better preservation and enforcement of its rights under this Agreement but shall have no responsibility for any of the obligations of, nor assume any liabilities to, the Funding 2 Start-up Loan Provider or to Funding 2 hereunder.

13.      NO PARTNERSHIP

         Nothing in this Agreement (or in any of the arrangements contemplated hereby) shall, or shall be deemed to, constitute a partnership amongst the parties hereto.

14.      VARIATION

         No variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties hereto.

15.      INVALIDITY OF ANY PROVISION

         If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

16.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts (including facsimilie counterparts), and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

17.      EXCLUSION OF THIRD PARTY RIGHTS

         A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

18.      GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of England.


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19.      SUBMISSION TO JURISDICTION

         Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first mentioned above.


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                                   SIGNATORIES


FUNDING 2

SIGNED                                               )  /s/ Claudia Wallace
for and on behalf of                                 )
PERMANENT FUNDING (NO. 2)                            )
LIMITED AS ATTORNEY                                  )

Director

Director/Secretary

Witness:                                                /s/ Dipti Vekaria

FUNDING 2 START-UP LOAN PROVIDER

SIGNED by                                            )
as attorney for and on behalf of                     )  /s/ Ian Stewart
HALIFAX plc in the presence of:                      )  /s/ Amarpal Takk

Witness's Signature:

Name:                                                   /s/ Charles Toland

Address:  Allen & Overy
          40 Bank Street
          Canary Wharf
          London E14 5DU


FUNDING 2 SECURITY TRUSTEE

SIGNED by                                            )  /s/ Vincent Giraud
for and on behalf of                                 )
THE BANK OF NEW YORK                                 )


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                                   SCHEDULE 1


Total Advance Amount:                                         (pound)80,700,000
         (a) Amount to be deposited in Funding 2 GIC Account: (pound)75,700,000
             Funding 2 GIC Account Number:                           06052751
             Funding 2 GIC Sort Code:                                12-08-83
         (b) Amount to be deposited in Funding 2 Transaction
             Account:                                         (pound)5,000,000
             Funding 2 Transaction Account Number:                   06052778
             Funding 2 Transaction Sort Code:                        12-08-83


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